UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-29486 (Commission File Number)	39-1600938 (IRS Employer Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)
Registrant’s telephone number, including area code: (414) 977-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement
     On June 4, 2008, Merge Healthcare Incorporated (the “Company”) consummated the transactions contemplated by that certain Securities Purchase Agreement (the “Purchase Agreement”), dated May 21, 2008, among the Company, certain of its subsidiaries listed on the Schedule of Subsidiaries attached thereto, and Merrick RIS, LLC (“Merrick”), an affiliate of Merrick Ventures, LLC (“Merrick Ventures”). In connection with the closing, the Company issued (i) a $15 million senior secured Term Note (the “Term Note”), (ii) 6,800,000 shares of common stock of the Company as partial consideration for the Term Note and (iii) an additional 14,285,715 shares of common stock of the Company at a price per share of $.35 to Merrick (collectively, the “Shares”). Merrick obtained the funds to purchase the Term Note and the Shares through equity contributions made by its members. The Shares represent approximately 38% of the outstanding voting securities of the Company after the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”). Prior to the Closing, no person beneficially owned more than 15% of the Company’s voting securities.
     At the Closing, the Company issued the Term Note to Merrick. The Term Note bears interest at 13.0% per annum, payable quarterly, and becomes payable in a single installment on the second anniversary date of the closing of the transaction. The Term Note is secured by a first priority lien on all of the assets of the U.S. and Canadian operations of the Company and its subsidiaries.
     Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Merrick. The Registration Rights Agreement requires the Company, upon Merrick’s request, to file and maintain the effectiveness of a registration statement covering the Shares. If the Company does not fulfill certain of its obligations under the Registration Rights Agreement with respect to registering the Shares, it will be required to pay additional interest on the outstanding principal of the Term Note as liquidated damages for its breach under the Registration Rights Agreement.
     The foregoing summaries are qualified in their entirety by reference to the Term Note and Registration Rights Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and the description of the transaction documents included in the Company’s Current Report on Form 8-K previously filed on May 22, 2008, each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Term Note is incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant
     The disclosure under Items 1.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors; Election of Directors; Appointment of Certain Officers
     Effective immediately upon the Closing, five of the eleven members of the Board of Directors of the Company, Michael D. Dunham, Robert A. Barish, Ramamritham Ramkumar, R. Ian Lennox and Kenneth D. Rardin, resigned from the Board of Directors of the Company. In accordance with the Purchase Agreement, the Board of Directors filled the vacancies created by such resignations by appointing the following individuals designated by Merrick to serve on the Board of Directors: Michael W. Ferro, Jr., Neele E. Stearns, Jr., Nancy J. Koenig, Gregg Hartemayer and Justin Dearborn. Mr. Stearns was also appointed to serve on the Audit Committee, and Mr. Hartemayer was appointed to serve on the Nominating and Governance Committee and the Compensation Committee.
     Pursuant to the terms of the Purchase Agreement, Merrick will have the continuing right to designate five (out of 11 total) persons to be nominated to the Board of Directors in the future, subject to reduction upon a decrease in Merrick’s ownership percentage in the Company.
     In addition, effective upon the Closing and the election and qualification of their successors, the following executive officers of the Company tendered their resignations to the Board of Directors: Kenneth D. Rardin, President and Chief Executive Officer, Steven R. Norton, Executive Vice President and Chief Financial Officer, Gary D. Bowers, President—Merge North America and Loris Sartor, President of Cedara. Immediately after the Closing, the newly constituted Board of Directors accepted such resignations and appointed the following individuals as executive officers of the Company: Justin C.

Dearborn, Chief Executive Officer, Steven M. Oreskovich, Chief Financial Officer, Nancy Koenig, President—Merge Fusion and Antonia Wells, President Merge OEM.
     Justin C. Dearborn, 38, served as Managing Director and General Counsel of Merrick Ventures from September 2006 until his appointment as an officer of the Company. Mr. Dearborn has diverse experience in operational, financial and legal roles. Prior to joining Merrick Ventures, Mr. Dearborn worked over nine years for Click Commerce, Inc. (“Click Commerce”), a publicly traded software and services company that was acquired by Illinois Tool Works, Inc. (“ITW”) in October 2006. Since 2003, Mr. Dearborn served as Vice President of Corporate Legal Affairs and Human Resources at Click Commerce. Mr. Dearborn was appointed Corporate Secretary of Click Commerce on May 2, 2003. Prior to Click Commerce, Mr. Dearborn worked at Motorola, Inc. where he specialized in intellectual property transactions and also held management positions in Motorola’s Semiconductor and Corporate Groups. Mr. Dearborn is a CPA and a member of the Illinois Bar Association.
     Steven M. Oreskovich, 36, has served as Vice President of Internal Audit of the Company since January 2007, and served as its Chief Accounting Officer and interim Treasurer and interim Secretary from July 2006 to January 2007 and as its Vice President and Corporate Controller from April 2004 to July 2006. Prior to joining the Company, Mr. Oreskovich served as Vice President of Finance and Operations at Truis, Inc., a company that provided customer intelligence solutions for business-to-business enterprises, from April 2000 to January 2003, and had previously also worked as an auditor at PriceWaterhouseCoopers LLP from September 1994 to April 2000. Mr. Oreskovich holds a Bachelor of Sciences degree in Accounting from Marquette University.
     Nancy J. Koenig, 43, served as CEO of Merrick Healthcare Solutions, a Merrick Ventures portfolio company, until her appointment as an officer of the Company. Prior to joining Merrick Ventures in the fall of 2007, Ms. Koenig was the President of Click Commerce during its integration as a subsidiary of ITW. Ms. Koenig joined Click Commerce in 1999 as the Director of Business Consulting and held various positions, including serving as the head of European Operations, its Vice President of Product Operations and Marketing and its Executive Vice President - Operations. Ms. Koenig was appointed President of Click Commerce in 2006.
     Prior to Click Commerce, Ms. Koenig was the global Director of Channel Strategy for the Radio Products Group at Motorola, Inc. She received a Bachelor of Science degree in Business from Miami University of Ohio and her MBA from Kellogg Graduate School of Management.
     Antonia Wells, 49, has served as Merge OEM Vice President of Customer Operations since June 2005. Ms. Wells has over 25 years of business management experience, including leadership roles in IT, enterprise system implementation, process re-engineering, and human resources. Since joining the Company in 1999, Ms. Wells has been responsible for Merge OEM’s contract management, quality/regulatory affairs, manufacturing, order management, professional services and internal infrastructure.
     Under the terms of their current compensation arrangements, Mr. Dearborn receives an annual base salary of $250,000 and is eligible for a target annual bonus equal to his annual base salary; Mr. Oreskovich receives an annual base salary of $200,000 and is eligible for a target annual bonus equal to 50% of his annual base salary; and both Ms. Koenig and Ms. Wells receive an annual base salary of $200,000 and are eligible for a target annual bonus equal to their annual base salary.
     In addition, in connection with their appointment as executive officers of the Company, the Company granted Mr. Dearborn, Mr. Oreskovich, Ms. Koenig and Ms. Wells options to purchase 400,000, 200,000, 200,000 and 200,000 shares of the Company’s common stock at a per share price equal to $0.68 (the “Stock Options”), respectively. The Stock Options were granted pursuant to the Company’s 2005 Equity Incentive Plan.
     As discussed above, upon consummation of the transactions contemplated by the Purchase Agreement, Merrick acquired the Term Note with a principal amount of $15 million and bearing interest at 13% per annum, payable quarterly and acquired

21,085,715 shares of the Company’s common stock with a value of approximately $14.5 million on the date of the Closing. Michael W. Ferro, Jr. and trusts for the benefit of his family members indirectly own a majority of the outstanding equity interests in Merrick. Mr. Ferro also serves as the chairman and chief executive officer of Merrick. In addition, Mr. Ferro is the chairman and chief executive officer of Merrick Ventures, as well as the beneficial owner of a majority of the equity interests in Merrick Ventures. Merrick Ventures owns the remaining equity interests in Merrick. Accordingly, as of the date of the Closing, Mr. Ferro indirectly owns or controls the Term Note and all of the Shares.
     Mr. Hartemayer, Mr. Dearborn and Ms. Koenig own immaterial economic interests in Merrick Ventures. Until their appointments as officers of the Company, Mr. Dearborn served as the general counsel and a managing director of Merrick Ventures, and Ms. Koenig served as the CEO of Merrick Healthcare, LLC, a portfolio company of Merrick Ventures. Mr. Dearborn and Ms. Koenig resigned such positions upon joining the Company.
     Merrick is also a party to the Registration Rights Agreement, and the discussion in Item 1.01 regarding the Registration Rights Agreement is incorporated herein by reference.
     The foregoing summaries are qualified in their entirety by reference to the Purchase Agreement, Term Note and Registration Rights Agreement, which are attached hereto as Exhibits 10.2, 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 8.01	Other Events
     On June 4, 2008, the Company issued a press release announcing the Closing and describing the transactions effected thereby, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On June 4, 2008 the Company issued a press release announcing the appointment of new senior management, a reduction in overall headcount, and a reorganization of certain business units. Such press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description
4.1	Term Note, dated June 4, 2008, between Merge Healthcare Incorporated and Merrick RIS, LLC.

10.1	Registration Rights Agreement, dated June 4, 2008, by and between Merge Healthcare Incorporated and Merrick RIS, LLC.

*10.2	Securities Purchase Agreement, dated May 21, 2008, by and between Merge Healthcare Incorporated, the subsidiaries listed on the Schedule of Subsidiaries attached thereto, and Merrick RIS, LLC.

99.1	Press Release of the Registrant dated June 4, 2008.

99.2	Press Release of the Registrant dated June 4, 2008.

*	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
	By:	/s/ Craig D. Apolinsky
Craig D. Apolinsky
Dated: June 6, 2008		Secretary and General Counsel